Exhibit 99.1

DANAHER ANNOUNCES RECORD SECOND QUARTER RESULTS

WASHINGTON, D.C., July 17, 2008 — Danaher Corporation (NYSE:DHR) announced today that net earnings from continuing operations for the quarter ended June 27, 2008 were $363 million, or $1.09 per diluted share, an 18% increase as compared to the Company’s 2007 second quarter net earnings from continuing operations of $308 million, or $0.95 per diluted share. Included in the 2008 second quarter earnings per share results were certain non-cash charges related to the acquisition of Tektronix for fair value adjustments to recorded inventory and deferred revenue which reduced net earnings by $10 million or $0.03 per diluted share in the period. The Company’s tax rate for the quarter was 24% which benefited from certain favorable discrete tax benefits as well as a slightly lower effective tax rate within the quarter. The positive impact of this lower tax rate as compared to the Company’s expected tax rate of 26.5% was approximately $0.04 per share in the 2008 second quarter. Approximately $0.03 per share relates to discrete tax matters in the quarter and approximately $0.01 per share relates to the lower overall effective tax rate. Included in the second quarter 2007 diluted net earnings per share from continuing operations is a gain of approximately $0.02 per share related to the collection of indemnification proceeds related to a litigation matter. Absent the Tektronix related charges, the discrete tax benefit and the prior year gain, adjusted net earnings from continuing operations were $365 million or $1.09 per diluted share, a 22% increase over last year’s second quarter adjusted net earnings from continuing operations of $299 million, or $0.93 per diluted share.

Sales from continuing operations for the 2008 second quarter were $3.28 billion, 25% higher than the $2.63 billion reported for the 2007 second quarter.

Net earnings from continuing operations for the first six months of 2008 were $640 million, or $1.92 per diluted share, compared with net earnings from continuing operations of $559 million, or $1.72 per diluted share for the first six months of 2007.

Sales from continuing operations for the first six months of 2008 were $6.31 billion compared to $5.15 billion for the first six months of 2007, an increase of 22.5%.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We are pleased with our record second quarter results. Revenue growth from existing businesses was 5.5% and was broad-based. In addition, record quarterly free cash flow of $537 million attests to the quality of our financial performance. Despite the current economic backdrop we believe our businesses are well positioned to deliver positive results for the balance of 2008.”

Danaher will discuss its results during its investor conference call today starting at 8:00 a.m. EST. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website at http://www.danaher.com. A replay of the webcast can be accessed on the “Investors” section of Danaher’s website (under the subheading “Web Events”) shortly after the conclusion of the presentation, and the webcast will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 877-627-6590 or 719-325-4911 a few minutes before the 8:00 a.m. EDT start and telling the operator that you are dialing in for Danaher’s investor conference call, access code 4979941. A replay of the conference call will be available shortly after the conclusion of the call until July 22, 2008 and you can access the replay by dialing 888-203-1112 or 719-457-0820, access code 4979941. In addition, related presentation materials have been posted to the “Investors” section of Danaher’s website under the subheading “Earnings”.

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Medical Technologies, Industrial Technologies, and Tools and Components (www.danaher.com)

Statements in this release that are not strictly historical, including the statements regarding expectations for the balance of 2008 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, competition, our ability to develop and successfully market new products and technologies, our ability to expand our business in new markets, our ability to identify, consummate and integrate appropriate acquisitions, litigation and other contingent liabilities including intellectual property and environmental matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, tax audits and changes in our tax rate, currency exchange rates, commodity costs and surcharges, our relationships with and the performance of our channel partners, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, economic and other conditions in the end-markets we sell into, and general domestic and international economic conditions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2007 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the second quarter of 2008. These forward-looking statements speak only as of the date of this release and the Company does not intend to update any forward-looking statement.

To download a copy of the full earnings report, please go to www.danaher.com.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone: (202) 828-0850

Fax: (202) 828-0860

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

($ and shares in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Sales	$3,283,895	$2,631,885	$6,312,769	$5,153,589

Operating costs and expenses:
Cost of sales	1,723,596	1,430,634	3,334,754	2,812,435
Selling, general and administrative expenses	859,969	642,689	1,678,359	1,288,514
Research and development expenses	189,866	130,009	375,970	253,970
Other (income) expense	—	(14,335)	—	(14,335)

Total operating expenses	2,773,431	2,188,997	5,389,083	4,340,584

Operating profit	510,464	442,888	923,686	813,005
Interest expense	(33,854)	(23,948)	(74,523)	(51,239)
Interest income	1,412	952	4,934	2,540

Earnings from continuing operations before income taxes	478,022	419,892	854,097	764,306
Income taxes	(114,574)	(112,236)	(214,144)	(205,034)

Earnings from continuing operations	363,448	307,656	639,953	559,272
Earnings from discontinued operations, net of income taxes	—	3,498	—	6,686

Net earnings	$363,448	$311,154	$639,953	$565,958

Earnings per share from continuing operations:
Basic	$1.14	$1.00	$2.01	$1.81

Diluted	$1.09	$0.95	$1.92	$1.72

Earnings per share from discontinued operations:
Basic	—	$0.01	—	$0.02

Diluted	—	$0.01	—	$0.02

Net earnings per share:
Basic	$1.14	$1.01	$2.01	$1.83

Diluted	$1.09	$0.96	$1.92	$1.74

Average common stock and common equivalent shares outstanding:
Basic	319,233	309,471	319,018	309,570
Diluted	336,551	327,736	336,263	327,843

See the accompanying Notes to Consolidated Condensed Financial Statements.

A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

Danaher Corporation

Supplemental Reconciliation of Net Earnings from Continuing Operations and Diluted Net Earnings Per Share from Continuing Operations (GAAP) to Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)

Three Months and Six Months Ended June 27, 2008 and June 29, 2007

($ in 000’s except per share data)

	Three Months Ended			Six Months Ended
	June 27, 2008	June 29, 2007	% Change	June 27, 2008	June 29, 2007	% Change
Net Earnings from Continuing Operations per GAAP	$363,448	$307,656	18.0%	$639,953	$559,272	14.5%

After-tax charges for fair value adjustments to recorded inventory and deferred revenue balances related to the acquisition of Tektronix ($13.5 million & $39.6 million pre-tax in Q2 and 1H 2008, respectively)	10,015	—		29,176	—
Gains from net reduction in income tax reserves and discrete tax benefits	(8,500)	—		(8,215)	—
After-tax gain on indemnity proceeds related to litigation matter ($12.5 million pre-tax)	—	(8,110)		—	(8,110)

Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$364,963	$299,546	22.0%	$660,914	$551,162	20.0%

Diluted Net Earnings Per Share from Continuing Operations per GAAP	$1.09	$0.95	14.5%	$1.92	$1.72	11.5%

After-tax charges for fair value adjustments to recorded inventory and deferred revenue balances related to the acquisition of Tektronix ($13.5 million & $39.6 million pre-tax in Q2 and 1H 2008, respectively)	0.03	$—		0.09	$—
Gains from net reduction in income tax reserves and discrete tax benefits	(0.03)	$—		(0.03)	$—
After-tax gain on indemnity proceeds related to litigation matter ($12.5 million pre-tax)	—	$(0.02)		—	$(0.02)

Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$1.09	$0.93	17.0%	$1.98	$1.70	16.5%

Danaher Corporation

Supplemental Reconciliation of Revenue Growth (GAAP) to Revenue Growth from Existing Businesses (Non-GAAP)

Three Months Ended June 27, 2008

Components of Sales Growth	Three Months Ended June 27, 2008 vs. Comparable 2007 Period
Existing Businesses	5.5%
Acquisitions	14.0%
Impact of currency translation	5.5%

Total	25.0%

Danaher Corporation

Supplemental Reconciliation of Operating Cash Flows from Continuing Operations (GAAP) to Free

Cash Flow (Non-GAAP)

Three Months Ended June 27, 2008

Free Cash Flows ($ in 000’s):	Three Months Ended June 27, 2008
Operating Cash Flows from Continuing Operations	$581,772
Payments for Property, Plant & Equipment (Capital Expenditures)	$(44,907)

Free Cash Flow	$536,865

Notes to Non-GAAP Reconciliation Schedule

General

In addition to the results provided in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided the following non-GAAP measures:

(1) Adjusted net earnings from continuing operations for the three months ended June 27, 2008 and June 29, 2007 and adjusted net earnings from continuing operations per diluted share for the three months ended June 27, 2008 and June 29, 2007. These measures are calculated on a basis which:

•

in the 2008 period, exclude (a) certain non-cash charges related to the acquisition of Tektronix, Inc. for fair value adjustments to recorded inventory and deferred revenue balances, and (b) gains related to a reduction of income tax reserves and discrete tax benefits; and

•	in the 2007 period, exclude the gain on indemnity proceeds received in connection with a litigation matter.

The Company also discloses the year-over-year percentage change in these non-GAAP measures. Collectively, these non-GAAP measures are referred to as the “non-GAAP earnings measures”.

(2) Revenue growth from existing businesses (presented on a stand-alone basis), which is defined as revenue growth from businesses that have been owned for one year or more, excluding the effects of foreign currency fluctuations.

(3) Free cash flow, which is defined as operating cash flow from continuing operations less purchases of property, plant and equipment related to continuing operations.

The non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures. Danaher’s non-GAAP measures may be defined differently than similar non-GAAP measures that are used by other companies.

Non-GAAP earnings measures and revenue growth from existing businesses

Danaher’s management believes that the non-GAAP earnings measures and revenue growth from existing businesses reflect additional ways of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, provide a more complete understanding of Danaher’s results of operations and help identify underlying trends in Danaher’s business. The items that have been excluded from the non-GAAP earnings measures have been excluded because items of this nature and size occur with inconsistent frequency and for reasons that may be unrelated to Danaher’s commercial performance during the period, and we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period. Similarly, revenue growth from existing businesses excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

Danaher’s management uses these non-GAAP measures in assessing current performance against prior period performance and against forecasted performance, in forecasting financial results for future periods, and in making decisions about internal budgets, resource allocation and financial goals for its business units. Danaher’s management believes that these non-GAAP measures help investors and others, if they so choose, in understanding and evaluating Danaher’s current operating performance and future prospects in the same manner as management does. In addition, Danaher believes that analysts and others in the investment community use these non-GAAP measures to assess Danaher’s performance against prior period performance and against forecasted performance, compare Danaher’s performance to the performance of our peer companies, identify trends in Danaher’s performance and provide estimates of future performance.

A general limitation of these non-GAAP measures is that use of these measures (as compared to the related GAAP measures of net earnings from continuing operations, revenue and revenue growth) may reduce comparability with other companies who may calculate similar non-GAAP measures differently. A particular limitation of the non-GAAP earnings measures is that they exclude charges that can significantly affect Danaher’s results of operations and that may recur in the course of Danaher’s business (though at times and in amounts that may be difficult to predict). Similarly, a particular limitation of revenue growth from existing businesses is that it excludes items that can significantly impact our revenues. Danaher management compensates, and believes that investors should compensate, for these and other limitations of these non-GAAP measures by also considering Danaher’s financial results as determined in accordance with GAAP, including the GAAP measures described above in this paragraph.

Free cash flow

Danaher’s management believes that free cash flow reflects an additional way of viewing aspects of Danaher’s operations that, when viewed with and reconciled to operating cash flow from continuing operations, provides useful information to investors regarding Danaher’s ability to generate cash without external financings. Danaher’s management uses free cash flow to help gauge the resources available for strategic opportunities such as making acquisitions, investing in the business and strengthening the balance sheet, and uses this measure in making operating decisions, allocating financial resources and for budget planning purposes. Danaher’s management believes that the free cash flow measure helps investors and others, if they so choose, in understanding and evaluating Danaher’s ability to generate cash without external financings in the same manner as management does. In addition, Danaher believes that analysts and others in the investment community use free cash flow to assess the strength of Danaher’s earnings performance and gauge Danaher’s ability to strengthen its balance sheet, invest in the business and grow the business through acquisitions and other strategic opportunities.

A general limitation of Danaher’s free cash flow measure is that use of this measure (as compared to operating cash flow from continuing operations) may reduce comparability with other companies who may calculate free cash flow differently. Another limitation of Danaher’s free cash flow measure is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures and therefore is not necessarily indicative of amounts of cash that may be available for discretionary uses. Danaher’s management compensates, and believes that investors should compensate, for these and other limitations of Danaher’s free cash flow measure by also considering Danaher’s operating cash flow from continuing operations.